UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2013

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4353 Park Terrace Drive, Westlake Village, California 91361

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (818) 706 -3111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

On October 2, 2013, Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), entered into a Consulting Agreement and Mutual General Release (the “Consulting Agreement”) and a Non-Competition Agreement (the “Non-Competition Agreement”) with Louis Bélanger-Martin, a member of the board of directors of the Company (the “Board”) and the former chief executive officer of Advanced Inflight Entertainment AG, a majority-owned subsidiary of the Company (“AIA”). A copy of the Consulting Agreement and Non-Competition Agreement are hereby filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference, and the description of the Consulting Agreement and Non-Competition Agreement are qualified in their entirety by reference thereto.

Consulting Agreement Overview

The Consulting Agreement provides that the Company will retain Mr. Bélanger-Martin as Vice Chairman of the Board and as a consultant to AIA and to the Company. Mr. Bélanger-Martin will remain on the Board, absent an act of willful malfeasance, until at the earliest, the expiration of his current term on the Board which is set to expire at the next annual meeting of the Company’s stockholders in 2014. Mr. Bélanger-Martin will also serve as a consultant, providing a set of mutually agreed upon management, consulting and related services as reasonably requested by the Company and will receive compensation for such consulting services at a rate of $41,666 per month and reimbursement for any consulting related expenses approved by the Company. The term of the Consulting Agreement began on August 31, 2013, Mr. Bélanger-Martin’s resignation date from his position as chief executive officer of AIA (the “Resignation Date”) and will continue until such time as the Company raises at least $25 million in equity capital through the public or private sale of shares of its common stock (“Common Stock”), par value $.0001 per shares (the “Equity Sale Closing Date”).

Additional Compensation

The Consulting Agreement further provides that if the Equity Sale Closing Date is on or before December 31, 2013, Mr. Bélanger-Martin will have the option to receive either (i) $3 million in cash or (ii) $1 million in cash plus that number of fully vested shares of Common Stock (the “Issued Shares”) determined by dividing (x) $2 million by (y) the volume weighted average closing price per share of Common Stock, as traded on The Nasdaq Stock Market (“Nasdaq”) over the 30 trading days immediately prior to the Equity Sale Closing Date. Following the Equity Sale Closing Date, if Mr. Bélanger-Martin chooses alternative (ii) above, then Mr. Bélanger-Martin agrees that the Issued Shares shall be subject to certain lock-up provisions as more fully described in the Consulting Agreement. Notwithstanding the above, if the Equity Sale Closing Date does not occur prior to January 1, 2014, then the Company’s forgoing obligation shall terminate and, on or prior to January 5, 2014, the Company shall promptly issue to Mr. Bélanger-Martin 300,000 fully vested shares of Common Stock (the “2014 Shares”). The Company will use all reasonable efforts to issue the 2014 Shares under the Company’s 2013 Equity Incentive Plan (the “Plan”) so that such shares are registered for resale by Mr. Bélanger-Martin with the Securities and Exchange Commission (the “SEC”) as of the date of issuance. If the Company is unable to issue the 2014 Shares under the Plan, then it will file a registration statement with the SEC within 5 business days of the issuance thereof with respect to the 2014 Shares, which shall allow for the resale of the 2014 Shares by Mr. Bélanger-Martin. If so issued, Mr. Bélanger-Martin agrees that he will not sell more than 5,000 of the 2014 Shares per trading day of Nasdaq following the registration thereof. In connection with the transactions contemplated by the Consulting Agreement, Mr. Bélanger-Martin agreed to relinquish his right to options to purchase 400,000 shares of Common Stock of the Company issued to him on or about February 19, 2013 (the “February 2013 Options”). On Mr. Bélanger-Martin’s receipt of the compensation payable under the Consulting Agreement and, in the case of the 2014 Shares, the effectiveness of any registration statement covering the resale thereof, Mr. Bélanger-Martin shall expressly relinquish his right to options to purchase the remaining 350,000 shares of Common Stock underlying the February 2013 Options.

Stock Option

In accordance with the Consulting Agreement, the Company also granted Mr. Bélanger-Martin an option to purchase 25,000 shares of common stock of the Company with an exercise price at the fair market value of such shares on the date of grant. Such option will vest monthly pro-rata upon a 2 year period commencing upon the date of the grant. The options will become fully vested upon certain events and the option will have an overall term of 5 years. The option was granted on September 16, 2013, contingent upon the execution of the Consulting Agreement and the Non-Competition Agreement by Mr. Bélanger-Martin.

Non-Competition Agreement Overview

Further, in consideration for the transactions contemplated by the Consulting Agreement, Mr. Bélanger-Martin entered into the Non-Competition Agreement with the Company commencing on the Resignation Date and continuing until the later of (i) December 31, 2015 and (ii) 6 months following the end of his term on the Board (the “Restrictive Period”). During the Restrictive Period, Mr. Bélanger-Martin shall not own any interest in, manage, control, participate in, render services for, accept compensation from, or in any other manner engage in any business that competes with the Company in the territory set forth in the Non-Competition Agreement. The Non-Competition Agreement also contains restrictions on Mr. Bélanger-Martin’s ability to solicit customers or other persons who have business relationships with the Company or with any of the employees or consultants of the Company or any of its affiliates during the Restrictive Period.

Forward Looking Statements

This Current Report on Form 8-K may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to the expected performance, strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to risks and uncertainties.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Consulting Agreement and Mutual General Release, dated October 2, 2013, by and between the Company and Louis Bélanger-Martin.
10.2	Non-Competition Agreement, dated October 2, 2013, by and between the Company and Louis Bélanger-Martin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Eagle ENTERTAINMENT INC.

Dated: October 3, 2013	By:	/s/ Michael Pigott
Name: Michael Pigott
Title: VP Legal

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit
Number	Exhibit

10.1	Consulting Agreement and Mutual General Release, dated October 2, 2013, by and between the Company and Louis Bélanger-Martin.
10.2	Non-Competition Agreement, dated October 2, 2013, by and between the Company and Louis Bélanger-Martin.